UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2017 (October 3, 2017)

Vantiv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35462	26-4532998
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8500 Governor’s Hill Drive

Symmes Township, Ohio 45249

(Address of principal executive offices, including zip code)

(513) 900-5250

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Financing Agreements

The existing credit facilities of certain subsidiaries of Vantiv, Inc. (the “Company”) were and will be further amended pursuant to that certain Amendment No. 4, dated as of October 3, 2017 (“Amendment No. 4”), by and among Vantiv, LLC, a Delaware limited liability company and a majority owned subsidiary of the Company (“Vantiv, LLC”), various lenders party thereto, Morgan Stanley Senior Funding, Inc. as Administrative Agent (the “Administrative Agent”), and the other parties party thereto, which amends that certain second amended and restated loan agreement, dated as of October 14, 2016, by and among Vantiv, LLC, Vantiv Holding, LLC, a majority-owned subsidiary of the Company (“Vantiv Holding”), the Administrative Agent and the lenders and other agents party thereto (the second amended and restated loan agreement as amended by Amendment No. 4, the “Credit Agreement”).

The Credit Agreement provides for senior secured credit facilities (the “Senior Secured Credit Facilities”) comprised of term A loan tranches, term B loan tranches and a revolving credit facility. Amendment No. 4 replaced (1) the existing initial term B loan tranche with a $759.263 million new term B-3 loan tranche maturing in October 2023 and (2) the existing Rook incremental term B loan tranche with a $1,270 million term B-4 loan tranche maturing August 2024. Amendment No. 4 also provides that the $535 million incremental term B-1 tranche to be funded in connection with the closing of the WorldPay acquisition will, upon the funding thereof, be modified to have the same economic terms as the new term B-4 loan tranche, and that upon the effectiveness of the third amended and restated loan agreement as described in Vantiv’s 8-K dated September 11, 2017, additional and conforming changes shall be made to such loan agreement.

The term B loan tranches amortize in equal quarterly installments of 0.25% per quarter, with balloon payments at maturity. The amortization for the new term B-4 tranche will commence on June 30, 2018.

The obligations under the Senior Secured Credit Facilities are unconditionally guaranteed by Vantiv Holding and certain of Vantiv, LLC’s existing and subsequently acquired or organized domestic subsidiaries. The Senior Secured Credit Facilities and related guarantees are secured on a first-priority basis (subject to liens permitted under the Credit Agreement) by a lien on substantially all the tangible and intangible assets of Vantiv, LLC and the guarantors, including all of the capital stock held by such obligors (subject to a 65% limitation on pledges of capital stock of foreign subsidiaries and domestic holding companies of foreign subsidiaries), subject to certain exceptions.

Interest on all loans under the Senior Secured Credit Facilities is payable either quarterly or at the expiration of any LIBOR interest period applicable thereto. Borrowings under the Credit Agreement accrue interest at a rate equal to, at Vantiv, LLC’s option, a base rate or LIBOR rate plus an applicable margin. The applicable margin for each of the new term B-3 loan tranche and new term B-4 loan tranche is 200 basis points in the case of LIBOR loans (subject to a 0.0% floor) and 100 basis points in the case of base rate loans (subject to a 0.0% floor). The applicable margin for the incremental term B-2 loan tranche remains 225 basis points in the case of LIBOR loans (subject to a 0.0% floor) and 125 basis points in the case of base rate loans (subject to a 0.0% floor).

Subject to certain conditions and exceptions, Vantiv, LLC is permitted to make voluntary prepayments of the loans under the Senior Secured Credit Facilities and to reduce the existing loan commitments at any time without premium or penalty, except that, with respect to the term B loan tranches, subject to certain exceptions, such prepayments are subject to a premium equal to 1.0% of any of (1) the term B-3 loans prepaid prior to the date that is six months after the Term B-3 Effective Date (as defined in Amendment No. 4), (2) the term B-4 loans prepaid prior to the date that is six months after the Amendment No. 4 Effective Date (as defined in Amendment No. 4) and (3) the incremental term B-2 loans prepaid prior to the date that is six months after the initial funding of the incremental term B-2 loans, in each case, with the proceeds of secured term debt bearing a lower effective interest rate than the debt repaid.

Subject to certain exceptions, Vantiv, LLC is required to prepay borrowings under the Credit Agreement as follows: (1) with respect to the term loans, with 100% of the net proceeds Vantiv, LLC receives from the incurrence of debt obligations other than permitted debt obligations, (2) with respect to the term loans, with 100% of the net proceeds in excess of $10 million individually and $20 million in the aggregate in any fiscal year that Vantiv, LLC receives from specified non-ordinary course asset sales or as a result of a casualty or condemnation events, subject to reinvestment provisions and (3) with respect to the tranche B term loans only, with 50% of excess cash flow for each fiscal year of Vantiv, LLC, which percentage is subject to decrease based on Vantiv, LLC’s senior secured leverage ratio.

The Credit Agreement requires Vantiv, LLC to maintain a maximum leverage ratio (based upon the ratio of total funded debt to consolidated EBITDA) and a minimum interest coverage ratio (based upon the ratio of consolidated EBITDA to cash interest expense), each of which are tested quarterly based on the last four fiscal quarters.

The Credit Agreement contains customary representations and warranties and affirmative covenants applicable to Vantiv, LLC, Vantiv Holding (in certain instances) and certain of Vantiv, LLC’s subsidiaries and also contains certain restrictive covenants, including, among others, limitations on: the incurrence of additional debt, liens on property, acquisitions and investments, loans and guarantees, mergers, consolidations, liquidations and dissolutions, asset sales, dividends and other payments in respect of Vantiv, LLC’s capital stock, prepayments of certain debt, transactions with affiliates and modifications of Vantiv, LLC’s organizational documents and certain debt agreements. The Credit Agreement also contains customary events of default.

The foregoing description of the Credit Agreement and Amendment No. 4 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 4, which is incorporated herein by reference as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be reported under this Item 2.03 is incorporated by reference from Item 1.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 4, dated as of October 3, 2017, among Vantiv, LLC, Morgan Stanley Senior Funding, Inc., as Administrative Agent, and the other lenders party thereto.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 4, dated as of October 3, 2017, among Vantiv, LLC, Morgan Stanley Senior Funding, Inc., as Administrative Agent, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTIV, INC.

Dated: October 4, 2017	By:	/s/ NELSON F. GREENE
	Name:	Nelson F. Greene
	Title:	Chief Legal and Corporate Services
Officer and Secretary

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